Exhibit 5.1

August 26, 2026

The Board of Directors
Digital Turbine, Inc.
110 San Antonio Street, Suite 160
Austin, Texas 78701

Re: Registration Statement on Form S-8; 10,630,000 shares of common stock

Ladies and Gentlemen:

We have acted as counsel to Digital Turbine, Inc., a Delaware corporation (the “Company”), in connection with the Company’s Registration Statement on Form S-8 (the “Registration Statement”) to be filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), relating to the registration of up to an aggregate of 10,630,000 shares (the “Shares”) of the Company’s common stock, par value $0.0001 per share (“Common Stock”), issuable pursuant to the 2020 Equity Incentive Plan of Digital Turbine, Inc. (as amended, the “Plan”). We have been asked by the Company to render this opinion.

We have examined originals or copies identified to our satisfaction of (a) the Registration Statement in the form to be filed with the Commission on the date hereof; (b) the Plan; (c) the Certificate of Incorporation of the Company and Bylaws of the Company, each as amended to date; (d) certain resolutions adopted by the Board of Directors of the Company relating to the Plan, the filing of the Registration Statement and certain related matters; (e) certain documents related to actions taken at the Company’s annual stockholders meeting held on August 25, 2026 relating to the Plan; and (f) such other instruments, documents and records as we have deemed necessary, relevant or appropriate for the purposes hereof. We have made such investigations of law as we have deemed necessary and relevant as a basis hereof. In such examinations, we have assumed the genuineness of all signatures, the authenticity of all documents, certificates and records submitted to us as originals, the conformity to authentic original documents, certificates and records of all documents, certificates and records submitted to us as copies, and the truthfulness of all statements of fact contained therein. In addition, we have assumed that the Registration Statement and any amendments thereto, have become effective under the Act and that there will be a sufficient number of unissued shares of Common Stock authorized under the Company’s organizational documents and not otherwise reserved for issuance.

Based on the foregoing, subject to the limitations, assumptions and qualifications set forth herein, and having due regard for such legal considerations as we deem relevant, we are of the opinion that, when issued by the Company pursuant to the provisions of the Plan following due authorization of a particular award thereunder by the Board of Directors of the Company or a duly constituted and acting committee thereof (the “Board”) as provided in and in accordance with the Plan, the Shares issuable pursuant to such award will have been duly authorized by all necessary corporate action on the part of the Company; and, upon issuance and delivery of such Shares from time to time pursuant to the terms of such award for the consideration established pursuant to the terms of the Plan and otherwise in accordance with the terms and conditions of such award, including, if applicable, the lapse of any restrictions relating thereto, the satisfaction of any performance conditions associated therewith and any requisite determinations by or pursuant to the authority of the Board or a duly constituted and acting committee thereof as provided therein, and, in the case of stock options, the exercise thereof and payment for such Shares as provided therein, such Shares will be validly issued, fully paid and nonassessable.

Exhibit 5.1

The foregoing opinion is based on and is limited to the applicable provisions of the Delaware General Corporation Law and the relevant federal law of the United States of America, and we render no opinion with respect to the laws of any other jurisdiction.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,

/s/ Jackson Walker L.L.P.